UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2011

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS  01331
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number
978-249-3551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
(1)      THIS REPORT AMENDS THE REGISTRANT’S REPORT ON FORM 8-K ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 2011.

Item 2.01 Completion of Acquisition or Disposal of Assets

On November 23, 2011, The L.S. Starrett Company (the “Company”) filed a Current Report on Form 8-K ( the” Original Form 8-K”) to report the November 22, 2011 acquisition of Bytewise Development Corporation.  The financial information available to the Company when the Original Form 8-K was filed was insufficient to enable the Company to determine definitively whether Bytewise Development Corporation met any of the conditions of a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X to the extent that Regulation S-X would require the filing of certain financials statements within seventy-one days after the date on which the Original 8-K was required to have been filed.  This Current Report on Form 8-K/A is being filed to amend the Original 8-K in view of financial information that has become available and financial analyses that has been completed subsequent to the filing of the Original 8-K.

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of business acquired.

As set forth in Item 2.01 above, since the filing of the Original Form 8-K, the Company has determined that Bytewise Development Corporation does not meet any of the conditions of a “significant subsidiary” to the extent provided by Rule 3-05(b)(2) of Regulation S-X.  Accordingly, the filing of audited financial statements of the acquired business is not required by this item.

(b) Pro forma financial information.

As set forth in Item 2.01 above, since the filing of the Original Form 8-K, the Company has determined that Bytewise Development Corporation does not meet any of the conditions of a “significant subsidiary” to the extent provided by Rule 3-05(b)(2) of Regulation S-X.  Accordingly, the filing of unaudited pro forma financial information of the acquired business is not required by this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Date: January 17, 2012	By: /s/ Francis J. O’Brien
Name: Francis J. O’Brien
Title: Treasurer and Chief Financial Officer